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                                PROMISSORY NOTE


$150,000                                              CHARLOTTE, NORTH CAROLINA
                                                               OCTOBER 24, 1997


         FOR VALUE RECEIVED, Wheels Sports Group, Inc., a North Carolina corporation with executive offices at 1368 Salisbury Road, Mocksville, North Carolina 27028 (the "Maker"), promises to pay to the order of David W. Dupree at 149 Gasoline Alley Drive, Mooresville, North Carolina (the "Payee"), or at such other place as the Payee may designate from time to time by notice in writing to the Maker, the sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) together with all accrued interest thereon based on a 365 day year from the date hereof in lawful money of the United States of America in accordance with the following terms and conditions:

         1. Payment Terms. The unpaid principal balance and all accrued but unpaid interest thereon shall be paid on the earlier of October 24, 1998 (one year from the date hereof), or five business days from the closing date of the Maker's proposed secondary offering. Interest shall accrue on the unpaid principal balance at the rate of 10% per annum.

         2. Prepayments. This Note may be prepaid in whole or in part, at any time, without premium or penalty, provided that accrued interest on the amount of the prepayment shall be paid to the date of prepayment.

         3. Default Interest. Upon an Event of Default, as defined below, the unpaid principal balance shall bear interest at the rate of 16%. Upon the cure of the Event of Default, the rate of interest shall revert to 10% per annum.

         4. No Security. This Note is an unsecured obligation of the Maker.

         5. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

            (a) Failure of the Maker to make any required payment under this Note when due;

            (b) If the Maker (i) commences any proceeding or other action in bankruptcy or seeking reorganization or liquidation of its business or a substantial portion of its business under the Bankruptcy Code of the United States or any similar law of any other jurisdiction, (ii) applies for a receiver, trustee, custodian, liquidator or similar official for all or a substantial part of its assets or makes an assignment for the benefit of creditors, or (iii) admits in writing its inability to pay its debts as they mature;


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                  (c) If (i) a proceeding or action is commenced against the
         Maker in bankruptcy or seeking reorganization or liquidation under the Bankruptcy Code of the United States or any similar law of any other jurisdiction, (ii) a receiver, trustee, custodian, liquidator or similar official is appointed for all or a substantial part of its assets, or (iii) a warrant of attachment, execution or similar process against substantially all the assets of the Maker is issued, and any of such events set forth in this subsection (c) continues undismissed, unbonded or undischarged for sixty (60) days after written notice of default from Payee; or

                  (d) If the Maker shall default in the performance of its obligations under the Pledge Agreement, and such default is not cured after notice of such default within any applicable cure period; or

                  (e) the merger, consolidation, dissolution or reorganization of the Maker.

         6. Setoff. Payee agrees that Maker shall have a right to setoff any claim for indemnification (a "Claim") which Maker may be entitled to collect against Payee under Article IX of the Agreement and Plan of Reorganization dated as of October 3, 1997 by and between Maker and High Performance Sports Marketing, Inc. (the "Agreement") against principal payments required under this Note; provided, however that any setoff for a Claim shall be proportionally applied to the Note and that certain Promissory Note dated October 24, 1997 made by Maker and payable to the order of Randy C. Baker in the original principal amount of $850,000 (the "Baker Note") based on the respective principal amounts of this Note and the Baker Note. The Maker's right to setoff may be exercised at such time as the Payee's liability under a Claim is determined in accordance with the terms and conditions of Article IX of the Agreement. Upon the assertion of a Claim, and until the determination of the Payee's liability under the Claim, the Maker shall have the right to defer the payment of principal hereunder in an amount (the "Deferral Amount") which is equal to the Claim amount; all accrued interest on the Deferral Amount shall also be deferred on the same terms and conditions. Upon the determination of Payee's liability under the Claim:

                  (a) That portion of the Deferral Amount which is equal to Payee's liability under the Claim shall immediately be subject to Maker's right of setoff, and such amount shall be deemed not to have accrued interest from the date of the Claim; and

                  (b) That portion of the Deferral Amount which is not setoff pursuant to the preceding paragraph shall be deemed to have accrued interest at the rate of 10% per annum from the date the Claim was asserted. That portion of the Deferral Amount which is not setoff, together with accrued interest thereon, shall be paid on the maturity date in


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          accordance with the terms of this Note as though no deferral had occurred; provided, however, that if the determination of Payee's liability under the Claim occurs after the maturity date, then that portion of the Deferral Amount which is not setoff, together with accrued interest thereon, shall be paid within five days after the date of such determination.

          7. Usury. Notwithstanding anything to the contrary contained herein or in any instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the State of North Carolina. If the Payee receives as interest an amount which would exceed such limits, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance and not to the payment of interest; and if a surplus remains after full payment of principal and lawful interest, such surplus shall be remitted to Maker by the Payee, and Maker hereby agrees to accept such remittance.

          8.       Miscellaneous.

                  (a) If the Payee is required to institute any action or arbitration to enforce collection and payment of this Note, there shall become due and payable from the Maker, in addition to the unpaid principal balance and accrued interest, all costs and expenses of such action or arbitration including all costs of levy or execution or appellate proceedings or review, or both, and including reasonable counsel and litigation fees, and the Payee shall be entitled to recover all such additional amounts from the Maker.

                  (b) No delay or failure on the part of the Payee of this Note to exercise any power or right hereunder, shall operate as a waiver thereof, and no right or remedy of the Payee of this Note shall be deemed abridged or modified by any course of conduct.

                  (c) This Note shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and to be performed in North Carolina without giving effect to applicable conflicts of law principles.

                  (d) This Note may be modified or amended only by a writing signed by the Maker and the Payee.

                  (e) By executing this Note the individual signing below represents and warrants that he has the power and authority to act for and bind the Maker and that the Maker has duly authorized the execution and delivery of this Note, and such individual agrees that the Payee is entitled to rely upon such representation and warranty.

                  (f) The Payee, without prejudice to any other rights, is authorized to proceed against the Maker to enforce its rights under this Note, and shall not be required to have

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          recourse to any security given for payment of this Note. The powers and remedies of the Payee under this Note shall not be exclusive of any other powers, rights or remedies available to the Payee.

                  (g) Any and all notices or other communications required or permitted under this Note shall be in writing and shall be deemed given upon (1) personal delivery, (2) upon the next business day if sent by overnight courier service, or (3) upon the third business day next following the mailing of such notice by certified or registered mail, return receipt requested, to the respective addresses of the Maker and the Payee set forth above or to such other address as the Maker or the Payee may specify by written notice given as aforesaid.

                  (h) The Maker hereby waives presentment for payment, demand, protest, notice of non-payment or dishonor, and of protest, and any and all other notices and demands whatsoever and agrees to remain bound hereunder until the principal and interest hereunder are paid in full notwithstanding any release, waiver, surrender, substitution, compromise, modification of or to or indulgence granted with respect to this Note or any security for this Note.

          IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.


                                          WHEELS SPORTS GROUP, INC.



                                          By:  /s/ Howard L. Correll
                                             ---------------------------------
                                          Howard L. Correll, President



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